Exhibit 10.2

FUEL TECHNOLOGY PRODUCTS, INC
3184-D Airway Avenue
Costa Mesa, California 92626
(775) 886-0601     FAX  (775) 883-2723

April 10, 2011

N O T E

This Agreement made on the 10th day of April, 2011, between Donald J. Rackemann and Fuel Technology Products, Inc.

Donald J. Rackemann agrees to loan monies to Fuel Technology Products, Inc. from time to time on an open account basis.  The money advances will be at no interest and may be repaid from time to time as funds from the company are available.

I hereby agree to this arrangement.

Signed:  /s/Donald J. Rackemann

Approved:  /s/Willaim H. Marcel, President